Exhibit (l)(2)

July 29, 2016
Mark W. Yusko
Chairman and President
Morgan Creek Global Equity Long/Short Institutional Fund
301 West Barbee Chapel Road
Chapel Hill, NC 27517

RE:	Morgan Creek Global Equity Long/Short Institutional Fund (“Registrant”)
File Nos. 811-22461 and 33-210843

Dear Mr. Yusko:

We hereby consent to all references to us in Post-Effective Amendment No. 2 under the Securities Act of 1933, as amended (Amendment No. 16 under the Investment Company Act of 1940, as amended) to the Registrant’s Registration Statement.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP